SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 22, 2015

WONHE HIGH-TECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54744	26-0775642
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

A602-C, No. 2 Office, Longgang Tianan Digital Innovation Park, 441 Huangge Road, Longcheng Street, Longgang District, Shenzhen, Guangdong Province, P.R. China
(Address of principal executive offices) (Zip Code)

852-2815-0191
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On April 22, 2015 the Registrant sold 20,130,000 shares of common stock to 27 individuals and entities in a private offering. Included among the purchasers were three members of the Registrant's board of directors: Nanfang Tong (1,600,000 shares), Qing Tong (1,500,000 shares) and Jingwu Li (1,500,000 shares). The purchase price for the shares was 4.6 Renminbi (approx. $.77) per share, or a total of 93,000,600 Renminbi (approx. $15,500,100).

The shares were sold to individuals who are accredited investors and were purchasing for their own accounts. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) and Section 4(5) of the Securities Act. The offering was also sold in compliance with the exemption from registration provided by Regulation S, as all of the purchasers are residents of the People’s Republic of China.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONHE HIGH-TECH INTERNATIONAL, INC.

Dated: April 23, 2015	By:	/s/ Nanfang Tong
Nanfang Tong
Chief Executive Officer

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